UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2015 (July 15, 2015)

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 15, 2015, HD Supply, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with HD Supply Holdings, LLC, a Florida limited liability company (“Holdings”), HD Supply GP & Management, Inc., a Delaware corporation (“HDS GP”), HD Supply Power Solutions Group, Inc., a Delaware corporation (“HDS PS Group”), Brafasco Holdings II, Inc., a Delaware corporation (“Brafasco”, and collectively with the Company, Holdings, HDS GP and HDS PS Group, the “Sellers”) and Anixter Inc., a Delaware corporation (the “Buyer”).

Pursuant to the Purchase Agreement, the Sellers and certain affiliates of the Sellers will sell to the Buyer, and Buyer will purchase from the Sellers, (a) all of the issued and outstanding equity interests of: (i) HD Supply Power Solutions, Ltd., a Florida limited partnership (“HDS PS”), (ii) HDS Power Solutions, Inc., a Michigan corporation (“HDS Power Solutions”), and (iii) Pro Canadian Holdings I, ULC, a Nova Scotia unlimited liability company (“Pro Canadian”, and collectively with HDS PS and HDS Power solutions, the “Purchased Companies”), and (b) certain specified assets of the Sellers and certain affiliates of the Sellers (the “Transactions”).

The purchase price for the Transactions will be $825 million in cash, which may be adjusted for certain working capital calculations.

The Purchase Agreement contains customary representations and warranties as well as covenants by each of the parties. Subject to certain limitations, the Buyer will be indemnified for damages resulting from breaches or inaccuracies of the Sellers’ representations, warranties and covenants in the Purchase Agreement. The Purchase Agreement does not provide for an escrow fund.

The Transactions are currently expected to close during the third quarter of 2015, subject to the satisfaction of customary closing conditions, including among others, regulatory approvals in the United States and Canada and the continuing accuracy of representations and warranties. The Transactions are not subject to a financing condition.

The Purchase Agreement contains certain termination rights for both the Sellers and the Buyer, including if the Transactions are not completed on or before January 15, 2016.

This summary description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed with the Company’s Form 10-Q for the quarterly period ended August 2, 2015. The Purchase Agreement will be included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties thereto. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, the assertions embodied in those representations, warranties and covenants are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 7.01.                                        Regulation FD Disclosure.

On July 15, 2015, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release “HD Supply Enters into Definitive Agreement to Sell its Power Solutions Business Unit to Anixter Inc.”, dated July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2015	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release “HD Supply Enters into Definitive Agreement to Sell its Power Solutions Business Unit to Anixter Inc.”, dated July 15, 2015.